UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2011

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Contribution Agreement

On December 23, 2011, Quicksilver Resources Inc. (“Quicksilver”) and Kohlberg Kravis Roberts & Co. L.P. formed a new midstream partnership, through wholly-owned subsidiaries, dedicated to the construction and operation of natural gas midstream services to support producer customers in British Columbia and the Northwest Territories of Canada.

In connection with the joint venture and pursuant to a contribution agreement among Quicksilver Resources Canada Inc. (“QRCI”), the Fortune Creek Gathering and Processing Partnership (the “Fortune Creek Partnership”) and 0927530 B.C. Unlimited Liability Company (the “Contribution Agreement”), QRCI agreed to (i) contribute certain midstream assets identified in the Contribution Agreement to the Fortune Creek Partnership, (ii) purchase for $33 million, at a future date, certain compression assets and (iii) spend a minimum of $100 million per calendar year in each of 2012, 2013 and 2014 for drilling and completion costs in the Horn River Basin.  In exchange for such consideration, QRCI will receive $125 million in cash, less certain initial costs and working capital amounts of approximately $13 million, and a 50% interest in the Fortune Creek Partnership.

The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Guaranty

In connection with the joint venture described above, on December 23, 2011, Quicksilver entered into a Guaranty (the “Guaranty”) with the Fortune Creek Partnership whereby Quicksilver agreed to guarantee QRCI’s obligations to the Fortune Creek Partnership to (i) purchase for $33 million, at a future date, certain compression assets pursuant to the Contribution Agreement, (ii) spend a minimum of $100 million per calendar year in each of 2012, 2013 and 2014 for drilling and completion costs in the Horn River Basin and (iii) guarantee QRCI’s obligations under the gathering and processing agreements QRCI has entered into with the Fortune Creek Partnership.  The Guaranty does not require the Fortune Creek Partnership to exhaust its remedies against QRCI for any failure to pay before requiring payment from Quicksilver under the Guaranty.

The foregoing description is qualified in its entirety by reference to the full text of the Guaranty, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Guaranty set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  A copy of the Guaranty is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description

10.1	Contribution Agreement dated December 23, 2011 among Quicksilver Resources Canada Inc., Fortune Creek Gathering and Processing Partnership and 0927530 B.C. Unlimited Liability Company.

10.2	Guaranty dated December 23, 2011 among Quicksilver Resources Inc., Fortune Creek Gathering and Processing Partnership and 0927530 B.C. Unlimited Liability Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Philip Cook
Philip Cook
Senior Vice President – Chief Financial Officer

Date:  December 27, 2011

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Contribution Agreement dated December 23, 2011 among Quicksilver Resources Canada Inc., Fortune Creek Gathering and Processing Partnership and 0927530 B.C. Unlimited Liability Company.

10.2	Guaranty dated December 23, 2011 among Quicksilver Resources Inc., Fortune Creek Gathering and Processing Partnership and 0927530 B.C. Unlimited Liability Company.